UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

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Team AAM,

This is an exciting day at AAM. Today we announced that AAM has reached an agreement with the board of the Dowlais Group plc (Dowlais) on the terms of a recommended cash and share offer for Dowlais. Upon closing of the transaction, AAM shareholders will own approximately 51% of the combined company and Dowlais shareholders will own approximately 49%.

Dowlais is a portfolio of market-leading, high-technology engineering businesses that advance the world’s transition to sustainable vehicles. Dowlais’ businesses are comprised of GKN Automotive and GKN Powdered Metallurgy with combined revenues of approximately $6 billion. Some key products in the portfolio include sideshafts, propshafts, AWD systems, eDrive systems, ePowertrain components, powder, and sintered metals. Like AAM, Dowlais is a trusted partner to automotive manufacturers around the world, with 30,000 Associates and 100 manufacturing facilities and business and technical centers across 22 countries.

By combining with such a capable partner, we have transformed and created a more powerful and balanced company – a premier global Tier 1 supplier with the power to deliver a comprehensive portfolio of high quality, highly engineered driveline and metal formed components. For AAM, this is a major step forward in achieving a key objective of our strategic roadmap known as AAM 2025.

On a combined basis, AAM will have sales of approximately $12 billion with approximately 50,000 Associates across more than 170 manufacturing facilities, engineering centers and business offices serving customers on a multitude of global and regional vehicle platforms.

There are strategic reasons that make this acquisition very compelling, which include:

•	Creates a leading global driveline and metal-forming supplier with significant size and scale

•	Comprehensive powertrain agnostic product portfolio with leading technology

•	Diversified customer base with expanded and balanced geographic presence

•	Compelling industrial logic with approximately $300 million of synergies

•	High margins with strong earnings accretion, cash flow and balance sheet

Additionally, AAM provided preliminary unaudited full year 2024 financial estimates versus the previous targets we communicated in November 2024. Here are the highlights we shared today:

•	Estimated sales in the range of $6.10 - $6.15 billion.

•	Adjusted EBITDA in the range of $740 - $750 million; and

•	Adjusted free cash flow in the range of $220 - $230 million.

The proposed transaction is anticipated to close by the end of 2025, subject to approval by both sets of shareholders, regulatory approval and satisfaction of customary closing conditions. Until this occurs, both companies will continue to operate separately as we do today. It is critically important that everyone at AAM remain laser focused on running our current business. This includes maintaining our high standards of quality, warranty, reliability and delivery performance on a daily basis, as well as continuing to deliver flawless and anonymous launches to our customers.

As with any transaction of this size, the integration process will take time. Today’s announcement is the beginning of a process to complete the proposed transaction. We will work with Dowlais on a thoughtful integration plan that will be implemented following the close of the transaction.

To share more about the proposed transaction, we will have a global POWERhour meeting today at 11:00am ET. We will also host a second POWERhour for associates in Asia at 7:00pm ET. For additional information, a press release announcing the transaction is also available on our internal portal and aam.com. In addition, you will also receive a separate formal notification of this transaction via email as required by applicable laws.

There are very strict rules on communications regarding this acquisition. Please refrain from contacting anyone at Dowlais unless specifically instructed to as part of our integration planning efforts. In addition, please do not discuss or speculate on its impact either externally or internally. This announcement will generate interest from customers, suppliers, media and others. Consistent with AAM’s media policy, if you receive any inquiries from parties outside AAM, please forward them to Christopher Son, Vice President of Marketing and Communications, at chris.son@aam.com.

Together, with your support and contributions, we can harness the power of this strong combination to serve our customers and our evolving industry in new and exciting ways for many years into the future.

Sincerely,

/s/ David C. Dauch

David C. Dauch

Chairman & CEO

Cautionary Statement Concerning Forward-Looking Statements

This document, and the documents incorporated by reference into this document, contain statements concerning the Company’s expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to (i) the ability of the Company and Dowlais to consummate the Business Combination in a timely manner or at all; (ii) the satisfaction (or waiver) of conditions to the consummation of the Business Combination; (iii) adverse effects on the market price of the Company’s or Dowlais’s operating results, including because of a failure to complete the Business Combination; (iv) the effect of the announcement or pendency of the Business Combination on the Company’s or Dowlais’s business relationships, operating results and business generally; (v) future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects; (vi) business and management strategies and the expansion and growth of the operations of the Company or the Dowlais; and (vii) the effects of government regulation on the business of the Company or Dowlais. Such statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect the Company’s future financial position and operating results. The terms such as “will,” “may,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “project,” “target,” and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or the Company’s management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions, including the impact of inflation, recession or recessionary concerns, or slower growth in the markets in which the Company operates; reduced purchases of the Company’s products by General Motors Company (GM), Stellantis N.V. (Stellantis), Ford Motor Company (Ford) or other customers; the Company’s ability to respond to changes in technology, increased competition or pricing pressures; the Company’s ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; the Company’s ability to attract new customers and programs for new products; reduced demand for the Company’s customers’ products (particularly light trucks and sport utility vehicles (SUVs) produced by GM, Stellantis and Ford); risks inherent in the Company’s global operations (including tariffs and the potential consequences thereof to the Company, the Company’s suppliers, and the Company’s customers and their suppliers, adverse changes in trade agreements, such as the United States-Mexico-Canada Agreement (USMCA), compliance with customs and trade regulations, immigration policies, political stability or geopolitical conflicts, taxes and other law changes, potential disruptions of production and supply, and currency rate fluctuations); supply shortages and the availability of natural gas or other fuel and utility sources in certain regions, labor shortages, including increased labor costs, or price increases in raw material and/or freight, utilities or other operating supplies for the Company or the Company’s customers as a result of pandemic or epidemic illness, geopolitical conflicts, natural disasters or otherwise; a significant disruption in operations at one or more of the Company’s key manufacturing facilities; risks inherent in transitioning the Company’s business from internal combustion engine vehicle products to hybrid and electric vehicle products; the Company’s ability to realize the expected revenues from the Company’s new and incremental business backlog; negative or unexpected tax consequences, including those resulting from tax litigation; risks related to a failure of the Company’s information technology systems and networks, including cloud-based applications, and risks associated with current and emerging technology threats, and damage from computer viruses, unauthorized access, cyber attacks, including increasingly sophisticated cyber attacks incorporating use of artificial intelligence, and other similar disruptions; the Company’s suppliers’, the Company’s customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid or minimize work stoppages; cost or availability of financing for working capital, capital expenditures, research and development (R&D) or other general corporate purposes including acquisitions, as well as the Company’s ability to comply with financial covenants; the Company’s customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; an impairment of the Company’s goodwill, other intangible assets, or long-lived assets if the Company’s business or market conditions indicate that the carrying values of those assets exceed their fair values; liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which the Company is or may become a party, or the impact of product recall or field actions on the Company’s customers; the Company’s ability or the Company’s customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; risks of environmental issues, including impacts of climate-related events, that could result in unforeseen issues or costs at the Company’s facilities, or risks of noncompliance with environmental laws and regulations, including reputational damage; the Company’s ability to maintain satisfactory labor relations and avoid work stoppages; the Company’s ability to consummate strategic initiatives and successfully integrate acquisitions and joint ventures; the Company’s ability to achieve the level of cost reductions required to sustain global cost competitiveness or the Company’s ability to recover certain cost increases from the Company’s customers; price volatility in, or reduced availability of, fuel; the Company’s ability to protect the Company’s intellectual property and successfully defend against assertions made against the Company; adverse changes in laws, government regulations or market conditions affecting the Company’s products or the Company’s customers’ products; the Company’s ability or the Company’s customers’ and suppliers’ ability to comply with regulatory requirements and the potential costs of such compliance; changes in liabilities arising from pension and other postretirement benefit obligations; the Company’s ability to attract and retain qualified personnel in key positions and functions; and other unanticipated events and conditions that may hinder the Company’s ability to compete. It is not possible to foresee or identify all such factors and the Company makes no commitment to update any forward-looking statement or to disclose any facts, events or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

Additional Information

This document may be deemed to be solicitation material in respect of the Business Combination, including the issuance of shares of Company Common Stock in respect of the Business Combination. In connection with the foregoing proposed issuance of Company Common Stock, the Company expects to file a proxy statement on Schedule 14A, including any amendments and supplements thereto (the “Proxy Statement”) with the SEC. To the extent the Business Combination is effected as a scheme of arrangement under English law (the “Scheme Document”), the Share Issuance would not be expected to require registration under the Securities Act, pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that the Company exercises its right to elect to implement the Business Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Business Combination in a manner that is not exempt from the registration requirements of the Securities Act, the Company expects to file a registration statement with the SEC containing a prospectus with respect to the Share Issuance. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY THE COMPANY WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement, the Scheme Document, and other documents filed by the Company with the SEC at https://www.aam.com/investors.

Participants in the Solicitation

The Company and its directors, its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from the Company’s stockholders in respect of the Business Combination, including the proposed issuance of Company Common Stock in connection with the Combination. Information regarding the Company’s directors and executive officers is contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 of the Company, which was filed with the SEC on February 16, 2024 and in the definitive proxy statement on Schedule 14A for the Company’s annual meeting of stockholders of the Company, which was filed with the SEC on March 21, 2024 and the document on Form 8-K of the Company, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of the Company’s securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by the Company. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.aam.com/investors.

Non-GAAP Financial Information

In addition to the results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) included within this document, AAM has provided certain information in which includes non-GAAP financial measures such as estimated Adjusted EBITDA and estimated Adjusted free cash flow. These non-GAAP financial measures are also forward-looking financial measures. A reconciliation of non-GAAP forward-looking financial measures to the most directly comparable forward-looking financial measures calculated and presented in accordance with GAAP is included in the press release included in the Current Report of the Company dated January 29, 2025. The amounts in these reconciliations are based on the Company’s current estimates and actual results may differ materially from these forward-looking estimates for many reasons, including potential event driven transactional and other non-core operating items and their related effects in any future period, the magnitude of which may be significant.

Management of AAM believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of AAM’s business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by AAM may not be comparable to similarly titled measures reported by other companies.

Definitions of Non-GAAP Financial Measures

AAM defines EBITDA to be earnings before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding the impact of restructuring and acquisition-related costs, debt refinancing and redemption costs, gains or losses on equity securities, pension curtailment and settlement charges, impairment charges and non-recurring items.

AAM defines free cash flow to be net cash provided by operating activities less capital expenditures net of proceeds from the sale of property, plant and equipment. Adjusted free cash flow is defined as free cash flow excluding the impact of cash payments for restructuring and acquisition-related costs, and cash payments related to the Malvern fire, including payments for capital expenditures, net of recoveries.

Profit forecasts and estimates

The statements by AAM in this form regarding its adjusted EBITDA and adjusted free cash flow constitute profit estimates for the purposes of Rule 28.5 of the Code (AAM FY24 Profit Estimate). The Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and Alpha’s financial advisers in relation to the AAM FY24 Profit Estimate on the basis that: (i) the estimate is presented in a manner which is consistent with AAM’s ordinary course quarterly guidance; (ii) Dowlais has agreed to the dispensation; and (iii) the directors of AAM have provided the confirmations stated below. The assumptions and basis of preparation on which the AAM FY24 Profit Estimate is based and the AAM directors’ confirmation, as required by Rule 28.1 of the Code, are set out in appendix 4 of the announcement of a firm intention to make an offer for the entire issued and to be issued share capital of Dowlais Group plc made under Rule 2.7 of the Code made by AAM and Dowlais on or about the date of this document. Other than the AAM FY24 Profit Estimate, nothing in this form is intended, or is to be construed, as a profit forecast or profit estimate for any period or to be interpreted to mean that earnings or earnings per share for AAM or Dowlais for the current or future financial years, will necessarily match or exceed the historical published earnings or earnings per share for AAM or Dowlais, as appropriate.